Exhibit 10(e)





                      FURNITURE BRANDS INTERNATIONAL, INC.
                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS


     1. Purpose. The purpose of this Restricted Stock Plan for Outside Directors (the "Plan") is to attract and retain the best qualified individuals to serve on the Board of Directors (the "Board") of Furniture Brands International, Inc. (the "Company") and to align their compensation as members of the Board with the interests of the stockholders of the Company by partially compensating them with shares of the common stock of the Company ("Shares") which are restricted in accordance with the terms and conditions of this Plan.

     2. Eligibility. Any member of the Board who is not an employee of the Company or any subsidiary of the Company (an "Outside Director") shall be eligible to participate in the Plan.

     3. Grants of Shares. Each Outside Director who is elected at or who continues in office after the meeting of the Board held on July 29, 1997, and each Outside Director who is elected at or who continues in office after each annual meeting of the stockholders of the Company held after July 29, 1997, shall receive Shares with a value of $25,000, determined as of the date of the purchase of such Shares, or in such other amounts as the Board shall from time to time determine; provided however, that should the Outside Director fail to serve until the next annual meeting of stockholders the shares shall be forfeited by such Outside Director. At the end of one year after grant, the Outside Director shall be entitled to ownership rights of the Shares, but vesting and payment shall be deferred pursuant to the provisions of this Plan.

     4. Custody of Shares. During the term of the Outside Director's tenure, the Shares shall be held in an uncertificated account by the Company's transfer agent in the name of each Outside Director. Any dividends declared on the common stock of the Company shall be likewise held in the uncertificated account by the Company's transfer agent in the name of each Outside Director, and shall be used to purchase additional shares of common stock, which said shares shall be held in the sub-account. All shares held under this Plan shall be voted by the Company's transfer agent pursuant to instructions received from the Company.

     5. Payment of Awards. Provided that the other terms and conditions of this Plan have been fulfilled, on the date the Outside Director ceases to be a director of the Company the Shares will be distributed to the Outside Director free and clear of any of the restrictions set forth in this Plan, and the Shares will become the sole property of such Outside Director. At that time, the Company will report as ordinary income to the Outside Director the amount of the fair market value of the stock on the date of distribution.

     6. Amendment and Termination. This Plan may be amended or terminated by the Board at any time, provided, however, that the Plan may not be amended more than once every six (6) months, other than to conform to changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     7. Miscellaneous. (a) Nothing contained herein shall entitle an Outside Director to continue in office nor limit the authority of the Board to recommend that any Outside Director not be re-elected to the Board.

     (b) The Shares may not be sold, transferred, assigned or alienated during the term of the Outside Director's tenure. Subject to the provisions of Subsection (d) of this section, the payment of Shares to the Outside Director hereunder shall be made from assets which shall continue for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to seek payment from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

     (c) Notwithstanding the preceding subsection, each Outside Director shall have the right to designate beneficiaries who are to succeed to his or her Shares. The beneficiary of said Shares may, with the consent of the Company, be designated in the name of a personal revocable trust established by such Outside Director; provided however, that all of the terms of this Plan shall be binding upon the trustee of any such trust.

     (d) An Outside Director may elect to recognize income for federal income tax purposes at the time the Shares are first awarded pursuant to Section 3(a) above, by filing an appropriate election form in accordance with the requirements of Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Notwithstanding any provisions of this Plan to the contrary, upon the filing of such an election and the completion of one year of service, said Shares shall vest for tax purposes, but shall in any event not be transferable until the Outside Director shall cease to be a director.

     (e) The Plan shall be construed and administered in accordance with the laws of the State of Missouri.




By Authority of the
Furniture Brands International, Inc.
Board of Directors

July 29, 1997